Exhibit 10.7

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of ________________ by and between AMENTUM HOLDINGS, INC., a Delaware corporation (the “Company”), and ____________ (“Indemnitee”).

RECITALS

A.       The Company is aware that competent and experienced persons are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B.          The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C.          Plaintiffs often seek damages in such large amounts, and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors;

D.          The Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

E.          The Company recognizes that the issues in controversy in litigation against a director or officer of a corporation such as the Company or a subsidiary of the Company are often related to the knowledge, motives and intent of such director or officer, that she or he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director or officer can reasonably recall such matters; and may extend beyond the normal time for retirement for such director or officer with the result that she or he, after retirement or in the event of his or her death, his or her spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position;

F.          For these and other reasons, the Board of Directors of the Company (the “Board”) has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify such officers and directors and to assume for itself maximum liability for expenses and damages in connection with claims against such officers and directors in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its stockholders;

G.          Section 145 of the General Corporation Law of Delaware (“Section 145”), under which the Company is organized, empowers the Company to indemnify its officers, directors and employees by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers and employees of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

H.          The Company, after reasonable investigation, believes that the interests of its stockholders would best be served by a combination of such liability insurance coverage as the Company may from time to time obtain and the indemnification by the Company of the directors and officers of the Company and its subsidiaries;

I.          The Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company or one or more of its subsidiaries free from undue concern for claims for damages arising out of or related to such services to the Company;

J.          The Company, after reasonable investigation, believes that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of Indemnitee to the fullest extent permitted by applicable law, as a supplement to and in furtherance of Article VI, Section 2 of the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Article VII of the Company’s Amended and Restated By-laws (“By-laws”), so that Indemnitee will serve or continue to serve the Company free from undue concern that Indemnitee will not be so indemnified and entitled to the advancement of expenses; and

K.          The Indemnitee is willing to serve, or to continue to serve, the Company and/or such subsidiaries, provided that he or she is furnished the indemnity provided for in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement and the Indemnitee’s continued service after the date of this Agreement, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.          Services to the Company. In consideration of the protection afforded by this Agreement, if Indemnitee is a director of the Company or one of its subsidiaries, he or she agrees to serve as a director of the Company until the earliest of his or her resignation, death, disability or election and qualification of a successor. If Indemnitee is an officer of the Company or one of its subsidiaries, he or she agrees to serve in such capacity until the earliest of his or her resignation, termination, death or disability. Nothing contained in this Agreement is intended to create any employment relationship or any right to continued employment or other service of Indemnitee and this Agreement shall not be deemed an employment or other service contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer, as applicable, of the Company and its subsidiaries.

Section 2.          Definitions.

As used in this Agreement:

(a)          “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or the Sponsor Stockholder (as defined in the Certificate of Incorporation), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the consummation of a merger, consolidation or other similar transaction involving the Company or any of its subsidiaries, other than a merger, consolidation or similar transaction which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or similar transaction, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.

(b)          “Corporate Status” describes the status of a person as a current or former director, officer, employee, agent or trustee of the Company or of any other Enterprise which such person is or was serving at the request of the Company.

(c)          “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)          “Enforcement Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification, advancement, contribution or any other right provided by this Agreement, or an appeal from such action, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under Section 14(e) of this Agreement.

(e)          “Enterprise” shall mean any corporation (other than the Company), limited liability company, partnership, joint venture, trust, employee benefit plan or other legal entity of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or trustee.

(f)          “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent, and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)          “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. For purposes of this definition, a “material matter” shall mean any matter for which billings exceeded or are expected to exceed $100,000.

(h)          “Liabilities” shall mean judgments, damages, deficiencies, liabilities, losses, penalties, excise taxes, fines, assessments and amounts paid in settlement, including any interest and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under this Agreement.

(i)          The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, pending, threatened or completed proceeding (including, without limitation, stockholder claims, actions, demands, suits, proceedings, investigations and arbitrations), whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer, as applicable, of the Company or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of any Enterprise or by reason of any action taken by him or her or of any action taken on his or her part while acting as director or officer of the Company or while serving at the request of the Company as a director, officer, employee, agent or trustee of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 14(e) of this Agreement.

(j)          “Voting Securities” means any securities of an entity which vote generally in the election of directors of such entity.

Section 3.          Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a witness or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein to the fullest extent permitted by law. Indemnitee shall not enter into any settlement in connection with a Proceeding without ten  days’ prior notice to the Company.

Section 4.          Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses and Liabilities actually and reasonably incurred by him or her on his or her behalf in connection with such Proceeding or any claim, issue or matter therein to the fullest extent permitted by law.

Section 5.          Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 8, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and Liabilities actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the fullest extent permitted by law against all Expenses and Liabilities actually and reasonably incurred by him or her on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.          Indemnification For Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party or receives a subpoena in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

Section 7.          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses and/or Liabilities, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.          Additional Indemnification.

(a)          Except as provided in Section 9, notwithstanding any limitation in Sections 3, 4 or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law and the Certificate of Incorporation and By-laws if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses and Liabilities actually and reasonably incurred in connection with the Proceeding.

(b)          For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

(i)          to the fullest extent permitted by the provision of the General Corporation Law of the State of Delaware (the “DGCL”) that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and

(ii)          to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 9.          Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:

(a)          to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;

(b)          to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor law or similar provisions of state statutory or common law;

(c)          to make any indemnity or advancement for any Proceeding or part of any Proceeding initiated or brought voluntarily by the Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board has authorized or consented to the initiation of the Proceeding or such part of any Proceeding or (ii) the Proceeding was commenced following a Change in Control; provided, however, that nothing in this Section 9(c) shall limit the right of the Indemnitee to be indemnified under Section 14; or

(d)          to make any indemnity or advancement that is prohibited by applicable law or listing standard of any exchange on which the Company’s securities are then listed.

Section 10.       Advances of Expenses. The Company shall advance, to the extent not prohibited by law or the Certificate of Incorporation or By-laws, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within 20 days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this Section 10 shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 10 shall limit Indemnitee’s right to advancement pursuant to Section 14(e) of this Agreement.

Section 11.       Procedure for Notification and Defense of Claim.

(a)          To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor and, if Indemnitee so chooses pursuant to Section 11 of this Agreement, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel.

(b)          The Company will be entitled to participate in the Proceeding at its own expense.

(c)          The Company acknowledges that a settlement or other disposition short of final judgment shall be successful for purposes of Section 5 if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that a Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(d)          Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee. The Company shall not, without the prior written consent of Indemnitee, enter into any settlement of any Proceeding in which Indemnitee is or could reasonably become a party or which potentially or actually imposes any Expenses, Liabilities, exposure or burden on Indemnitee unless (i) such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional, full release of Indemnitee by all relevant parties from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters and (ii) the Company has fully indemnified Indemnitee with respect to, and held Indemnitee harmless from and against, all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding.

Section 12.          Procedure Upon Application for Indemnification.

(a)          Upon written request by Indemnitee for indemnification pursuant to Section 11(a), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) by a majority vote of Disinterested Directors, even though less than a quorum or (ii)  if there are no such Disinterested Directors or if there has been a Change in Control (other than a Change in Control that has been approved by a majority of the Board who were directors immediately prior to such Change in Control), by Independent Counsel in a written opinion. In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to Independent Counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)          In the event that the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Sections 11(a) and 12(a)(i), the Independent Counsel shall be selected by Indemnitee. The Company may, within 10 days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 11(a) and 12(a)(i) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 13.          Presumptions and Effect of Certain Proceedings.

(a)          In making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither (i) the failure of the Company or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)          The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c)          The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(d)          Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, to not have had a reasonable cause to believe such Indemnitee’s conduct was unlawful for purposes of indemnification under this Agreement if Indemnitee’s actions are based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the directors, officers, agents or employees of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company. Whether or not the foregoing provisions of this Section 13(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, Indemnitee did not have a reasonable cause to believe such Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

Section 14.          Remedies of Indemnitee.

(a)          Subject to Section 14(f), in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 or the last sentence of Section 11(a) of this Agreement within ten days after receipt by the Company of a written request therefor or (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court of his or her entitlement to such indemnification or advancement. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)          In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)          If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law, any listing standard of any exchange on which the Company’s securities are then listed, the Certificate of Incorporation or the By-laws.

(d)          The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)          The Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought.

(f)          Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 15.          Security. To the extent requested by Indemnitee and approved by the Board, the Company may, as permitted by applicable securities laws, at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

Section 16.          Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)          The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders or a resolution of the Board, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Certificate of Incorporation, By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)          To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or trustees of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or trustee under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)          [Subject to Section 16(e)], in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)          [Subject to Section 16(e)], the Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, agent or trustee of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

(e)          The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of Expenses and/or insurance provided by [                ] and certain of its affiliates (excluding the Company and its subsidiaries) (collectively, the “Principal Stockholder Indemnitors”).  Notwithstanding anything to the contrary in the Certificate of Incorporation or the By-laws, the Company hereby agrees that, to the fullest extent permitted by law, the Company: (i) is the indemnitor of first resort (i.e., its or its insurers’ obligations to advance Expenses and to indemnify Indemnitee for Expenses and Liabilities actually and reasonably incurred, are primary and any obligation of the Principal Stockholder Indemnitors or their insurers to advance Expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee is secondary and excess), (ii) shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses and Liabilities actually and reasonably incurred to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or the By-laws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Principal Stockholder Indemnitors or their insurers, and, (iii) irrevocably waives, relinquishes and releases the Principal Stockholder Indemnitors and such insurers from any and all claims against the Principal Stockholder Indemnitors or such insurers for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Principal Stockholder Indemnitors or their insurers on behalf of Indemnitee with respect to any Proceeding or claim for which Indemnitee has sought indemnification from the Company (including in connection with a Proceeding initiated by Indemnitee pursuant to Section 14 of this Agreement to enforce Indemnitee’s rights hereunder) shall affect the foregoing, and in the event of any such advancement or payment, the Company shall promptly reimburse such Principal Stockholder Indemnitor or such insurer and such Principal Stockholder Indemnitor or such insurer shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the claims or rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Principal Stockholder Indemnitors are express third party beneficiaries of the terms of this Section 16(e).

Section 17.          Duration of Agreement. Due to the uncertain application of any statutes of limitations that may govern any Proceeding, this Agreement shall be of indefinite duration. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators. The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 18.          Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 19.          Enforcement.

(a)          The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer, as applicable, of the Company or any Enterprise, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer, as applicable, of the Company or any Enterprise.

(b)          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the By-laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 20.          Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of three years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such three-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

Section 21.          Modification and Waiver. Except as provided by Section 16(a) with respect to changes in applicable law that broaden the rights of Indemnitee to be indemnified by the Company, no supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 22.          Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise. Upon notification, the Secretary of the Company shall notify the Board of any such notice.

Section 23.          Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by email when delivered (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), and shall be given:

(a)	If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b)	If to the Company, to:

Amentum Holdings, Inc.
Attn: Secretary
4800 Westfields Blvd.
Suite 400
Chantilly, VA 20151
Email: [●]

or to any other address as may have been furnished to Indemnitee by the Company.

Section 24.          Contribution.

(a)          Whether or not the indemnification provided in Sections 3, 4, 5 or 6 hereof is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The right of the Company to enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) is subject to the requirements of Section 11(c) of this Agreement.

(b)          To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect the relative benefits received by the Company and all officers, directors or employees of the Company or the applicable Enterprise other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company or the applicable Enterprise and all officers, directors or employees of the Company or the applicable Enterprise other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Liabilities, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company or the applicable Enterprise and all officers, directors or employees of the Company or the applicable Enterprise other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)          The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company or the applicable Enterprise (other than Indemnitee) who may be jointly liable with Indemnitee.

Section 25.          Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 23 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 26.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 27.          Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

AMENTUM HOLDINGS, INC.

By:
Name:
Title:

[Indemnitee]
[Name]

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